Exhibit 24.8

POWER OF ATTORNEY

THE UNDERSIGNED director of EnPro Industries, Inc. (the “Corporation”) hereby appoints J. Milton Childress II, Robert S. McLean and Thomas A. Price and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and re-substitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission registration statements, including amendments, on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering shares of common stock of the Corporation and securities and other interests to be issued or purchased pursuant to the Corporation’s Amended and Restated 2002 Equity Compensation Plan, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

EXECUTED on the 3rd day of May, 2016.

/s/ Kees van der Graaf
Kees van der Graaf